SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               September 30, 1997
                Date of Report (Date of earliest event reported)



                          FIELDS AIRCRAFT SPARES, INC.
             (Exact name of Registrant as specified in its charter)


        Utah                       0-27100                         95-4218263
 -----------------          ------------------------            ---------------
 (State or other            (Commission File Number)             (IRS Employer
  jurisdiction of                                                Identification
  Incorporation                                                        No.)

                               2251-A Ward Avenue
                              Simi Valley, CA 93005
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (805) 583-0080
              (Registrant's telephone number, including area code)


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Item 7.           Financial Statements and Exhibits.

         (c) Exhibits.

             Exhibit 4.1 Indenture for the 8.5% Subordinated Redeemable Debentures Due 2000, dated as of September 30, 1997, between the Company and Etablissement Pour le Placement Prive, as Trustee.

             Exhibit 4.2 Form of 8.5% Subordinated Redeemable Debentures Due 2000 (included in Exhibit A to Exhibit 4.1 above).


Item 9.           Sales of Equity Securities Pursuant to Regulation S.

         As of September 30, 1997, Fields Aircraft Spares, Inc. (the "Company") closed the sale of $10,000,000 principal amount of its 8.5% Subordinated Redeemable Debentures Due 2000 (the "Debentures") issued under an Indenture (the "Indenture"), dated as of September 30, 1997, between the Company and Etablissement Pour le Placement Prive as Trustee. The Securities were sold in reliance on Regulation S of the Securities Act of 1933 ("Regulation S") to entities which represented to the Company to be accredited non-U.S. persons as defined in Regulation S.

         The Debentureholders will have a one-time right at any time after December 29, 1997 through September 27, 2000, subject to prior redemption or repurchase, to convert up to 30% (less any amounts converted pursuant to the Mandatory Conversion described below) of the principal amount of such holder's Debentures, that is $1,000 principal amount or an integral multiple thereof, into Common Shares, par value $.05 per share (the "Common Shares"), of the Company at a conversion price (the "Conversion Price") equal to 85% of the average closing price of the Common Shares during the 20-trading day period ending on the date of notice of conversion, but in no event less than $12.00 per share, subject to certain adjustments. In the event that, during any 20-day trading day period, the average closing price of the Common Shares equals or exceeds $12.00 per share, the Company may, within 30 days of such period, require the conversion (the "Mandatory Conversion") of up to 20% of the principal amount of outstanding Debentures at the Conversion Price.

         The Debentures are redeemable, in whole or in part, at the option of the Company, at any time on or after March 31, 1999, at 100% of the principal amount plus accrued interest.

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

         The foregoing description of the Debentures is qualified by reference to the Indenture and form of Debenture attached thereto, which is an exhibit to this current report on Form 8-K.

         Etablissement Pour le Placement Prive, Zurich Switzerland ("EPP"), acted as the Company's placement agent in connection with the offering and received a commission of 8% of the principal amount of Debentures sold and was issued 15,000 Common Shares (the "Agent Shares") pursuant to the terms of the Placement Agent Agreement, dated September 9, 1997, between the Company and EPP, as amended. The issuance of the Agent Shares was made in reliance on Regulation
S. EPP has represented to the Company that EPP is an accredited non-U.S. person as defined in Regulation S.

         The Company estimates that the total fees and expenses incurred by the Company, in addition to the 8% commission described above, will be approximately $350,000, which includes a placement fee to be paid to EPP of $175,000. Accordingly, the net proceeds to the Company from the sale of the Debentures should be approximately $8,850,000. Of that amount, approximately $110,000 is still due to the Company from the Escrow Agent and had not been received by the Company as of the date of this filing.

         The Company has granted certain piggyback registration rights with respect to the Common Shares issuable upon conversion of the Debentures (the "Registrable Shares"). Common Shares that may be transferred within 60 days without registration under the Securities Act of 1933 pursuant to Regulation S are not included in Registrable Shares. Registration rights expire on September 30, 1998, or such shorter period as Regulation S may require before the Registrable Shares may be transferred without registration.

         Effective October 13, 1997, the Company issued 5,000 Common Shares and has agreed to pay additional cash consideration to EPP in connection with a future equity raising transaction. The issuance of these shares was made in reliance on Regulation S. EPP has represented to the Company that EPP is an accredited non-U.S. person as defined in Regulation S.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIELDS AIRCRAFT SPARES, INC.



Date:  October 14, 1997                   By /s/ Alan M. Fields
                                             -------------------------
                                             Alan M. Fields, President

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